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                                   Exhibit (99)(a)
                                   ---------------

PROXY

                   SPECIAL MEETING OF SHAREHOLDERS
                       WOODLAND BANCORP, INC.

                           March 11, 1994

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


      The undersigned shareholder of Woodland Bancorp, Inc., an Oklahoma corporation (the "Company"), hereby appoints John L. Arrington, Jr., G. William Foster, Jr. and John A. Gaberino, Jr., and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Woodland Bank, 6701 South Memorial, Tulsa, Oklahoma 74133, on March 11, 1994, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

      Proposal to approve an Agreement and Plan of Merger, dated November 6, 1993, by and among Woodland Bancorp,
      Inc., Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), and Boatmen's Oklahoma,
      Inc., a Missouri corporation and wholly owned subsidiary of Boatmen's.

          ______ FOR          ______ AGAINST        ______ ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Prospectus/Proxy Statement accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE.  IF NO
SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE
PROPOSAL DESCRIBED ABOVE.


Dated _________________, 1994


                                           ________________________________
                                           Please insert date of signing.
                                           Sign exactly as name appears at
                                           left.  Where stock is issued in
                                           two or more names, all should
                                           sign.  If signing as attorney,
                                           administrator, executor, trustee
                                           or guardian, give full title as
                                           such.  A corporation should sign
                                           by an authorized officer and
                                           affix seal.